Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces third quarter 2016 results

Net revenues grow 1.1% with GAAP EPS of $0.78 and non-GAAP EPS of $0.79

Gross margin improves to 36.8% and merchandise inventories decrease 3.5%

San Francisco, CA, November 17, 2016 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter ended October 30, 2016 (“Q3 16”) versus the third fiscal quarter ended November 1, 2015 (“Q3 15”).

3rd QUARTER 2016 RESULTS

•	Q3 16 net revenues grew 1.1% to $1.245 billion versus $1.232 billion in Q3 15 with comparable brand revenue decreasing 0.4%.
•

Q3 16 operating margin was 8.8% versus 9.0% in Q3 15. Excluding unusual business events due to severance-related reorganization charges (see Note 1 in Exhibit 1), non-GAAP operating margin was 8.9% in Q3 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

Q3 16 diluted earnings per share (“EPS”) was $0.78 versus $0.77 in Q3 15. Excluding unusual business events due to severance-related reorganization charges of approximately $0.01 per diluted share, non-GAAP EPS was $0.79 in Q3 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled $72 million, comprising $39 million in stock repurchases and $33 million in dividends.

Laura Alber, President and Chief Executive Officer, commented: “Our third quarter performance demonstrates our competitive strengths – our differentiated portfolio of brands and profitable multi-channel business model – as well as the ongoing success of our strategic initiatives that we have seen this year. We saw continued double-digit growth in West Elm, our newer businesses Rejuvenation and Mark and Graham, and our international company-owned businesses. We also made additional progress across our supply chain and continued to reduce inventory, which resulted in better gross margins, allowing us to meet our earnings commitment at the high end of our guidance range, despite a more difficult retail environment.”

Alber continued: “Although the current environment is less certain, we remain focused on what we can control, and we are confident that the ongoing progress on our strategic initiatives will improve service for our customers and will drive long-term sustainable profitable growth for our shareholders.”

Net revenues increased to $1.245 billion in Q3 16 from $1.232 billion in Q3 15.

Comparable brand revenue in Q3 16 decreased 0.4% compared to 4.5% growth in Q3 15 as shown in the table below:

3rd Quarter Comparable Brand Revenue Growth by Concept*
	Q3 16		Q3 15
Pottery Barn	(4.6%	)	2.0%
Williams-Sonoma	0.1%		1.2%
West Elm	12.0%		15.7%
Pottery Barn Kids	(1.0%	)	4.7%
PBteen	(10.9%	)	(0.9%	)
Total	(0.4%	)	4.5%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q3 16 increased 3.3% to $649 million from $628 million in Q3 15. E-commerce net revenues generated 52.1% of total company net revenues in Q3 16 and 51.0% of total company net revenues in Q3 15.

Retail net revenues in Q3 16 decreased 1.2% to $597 million from $604 million in Q3 15.

Operating margin in Q3 16 was 8.8% compared to 9.0% in Q3 15. Excluding unusual business events, non-GAAP operating margin was 8.9% in Q3 16:

•	Gross margin was 36.8% in Q3 16 versus 36.6% in Q3 15.

•

Selling, general and administrative (“SG&A”) expenses were $348 million, or 28.0% of net revenues in Q3 16, versus $341 million, or 27.6% of net revenues in Q3 15. Excluding unusual business events due to severance-related reorganization charges of approximately $1.2 million, non-GAAP SG&A expenses were $347 million, or 27.9% of net revenues, in Q3 16.

EPS in Q3 16 was $0.78 versus $0.77 in Q3 15. Excluding unusual business events, non-GAAP EPS was $0.79 in Q3 16.

Merchandise inventories at the end of Q3 16 decreased 3.5% to $1.064 billion from $1.102 billion at the end of Q3 15.

STOCK REPURCHASE PROGRAM

During Q3 16, we repurchased 771,327 shares of common stock at an average cost of $50.56 per share and a total cost of approximately $39 million. As of October 30, 2016, there was approximately $447 million remaining under our current stock repurchase program.

FISCAL YEAR 2016 FINANCIAL GUIDANCE

4[t]h Quarter 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$1,570 – $1,650
Comparable Brand Revenue Growth/(Decrease)	(1%) – 4%
Diluted EPS	$1.45 – $1.55

Fiscal Year 2016 Guidance Financial Highlights
Total Net Revenues (millions)	$5,070 – $5,150
Comparable Brand Revenue Growth	1% – 2%
Non-GAAP Operating Margin*	9.4% – 9.6%
Non-GAAP Diluted EPS**	$3.35 – $3.45
Income Tax Rate	37.0% – 38.0%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180

*    Excludes severance-related reorganization charges of approximately $14 million, or 0.3% of operating margin during Q1 2016 and Q3 2016. Including these charges, GAAP operating margin guidance would be 9.1% to 9.3%.

**  Excludes severance-related reorganization charges of approximately $14 million, or $0.10 per diluted share during Q1 2016 and Q3 2016.

Store Opening and Closing Guidance by Retail Concept*
	FY 2015 ACT	FY 2016 GUID
	Total	New	Close	End
Williams-Sonoma	239	5	(10)	234
Pottery Barn	197	5	(2)	200
Pottery Barn Kids	89	2	(4)	87
West Elm	87	13	(2)	98
Rejuvenation	6	1	-	7
Total	618	26	(18)	626

* Included in the FY 15 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 17, 2016, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related reorganization charges in Q1 16 and Q3 16. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 16 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: the progress on our strategic initiatives; our growth drivers; our future financial guidance, including Q4 16 and FY 2016 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 16; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 635 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended October 30, 2016 and November 1, 2015

(Dollars and shares in thousands, except per share amounts)

	3rd Quarter
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$648,743	52.1%	$628,191	51.0%
Retail net revenues	596,642	47.9	603,891	49.0

Net revenues	1,245,385	100.0	1,232,082	100.0
Cost of goods sold	787,162	63.2	780,894	63.4

Gross profit	458,223	36.8	451,188	36.6
Selling, general and administrative expenses	348,244	28.0	340,505	27.6

Operating income	109,979	8.8	110,683	9.0
Interest (income) expense, net	488	—	342	—

Earnings before income taxes	109,491	8.8	110,341	9.0
Income taxes	40,113	3.2	39,859	3.2

Net earnings	$69,378	5.6%	$70,482	5.7%

Earnings per share (EPS):
Basic	$0.78		$0.78
Diluted	$0.78		$0.77
Shares used in calculation of EPS:
Basic	88,382		90,437
Diluted	89,144		91,801

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirty-nine weeks ended October 30, 2016 and November 1, 2015

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,824,660	52.1%	$1,730,677	51.1%
Retail net revenues	1,677,571	47.9	1,659,109	48.9

Net revenues	3,502,231	100.0	3,389,786	100.0
Cost of goods sold	2,240,952	64.0	2,153,132	63.5

Gross profit	1,261,279	36.0	1,236,654	36.5
Selling, general and administrative expenses	1,004,499	28.7	970,700	28.6

Operating income	256,780	7.3	265,954	7.8
Interest (income) expense, net	587	—	625	—

Earnings before income taxes	256,193	7.3	265,329	7.8
Income taxes	95,433	2.7	96,389	2.8

Net earnings	$160,760	4.6%	$168,940	5.0%

Earnings per share (EPS):
Basic	$1.81		$1.85
Diluted	$1.79		$1.82
Shares used in calculation of EPS:
Basic	88,906		91,129
Diluted	89,764		92,576

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Oct. 30, 2016	Jan. 31, 2016	Nov. 1, 2015
Assets
Current assets
Cash and cash equivalents	$75,381	$193,647	$72,264
Accounts receivable, net	96,386	79,304	88,535
Merchandise inventories, net	1,063,747	978,138	1,102,349
Prepaid catalog expenses	25,329	28,919	35,762
Prepaid expenses	74,195	44,654	59,276
Deferred income taxes, net	-	-	130,684
Other assets	12,176	11,438	12,966

Total current assets	1,347,214	1,336,100	1,501,836

Property and equipment, net	918,020	886,813	883,459
Non-current deferred income taxes, net	136,558	141,784	2,560
Other assets, net	51,540	52,730	47,821

Total assets	$2,453,332	$2,417,427	$2,435,676

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$450,144	$447,412	$395,033
Accrued salaries, benefits and other	111,445	127,122	115,720
Customer deposits	289,737	296,827	293,317
Borrowings under revolving line of credit	125,000	-	200,000
Income taxes payable	1,122	67,052	35,317
Other liabilities	53,423	58,014	55,152

Total current liabilities	1,030,871	996,427	1,094,539

Deferred rent and lease incentives	192,948	173,061	174,059
Other long-term obligations	70,031	49,713	50,545

Total liabilities	1,293,850	1,219,201	1,319,143

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 88,014, 89,563 and 90,010 shares issued and outstanding at October 30, 2016, January 31, 2016 and November 1, 2015, respectively	881	896	901
Additional paid-in capital	547,513	541,307	538,737
Retained earnings	623,243	668,545	585,928
Accumulated other comprehensive loss	(10,772)	(10,616)	(7,127)
Treasury stock, at cost	(1,383)	(1,906)	(1,906)

Total stockholders’ equity	1,159,482	1,198,226	1,116,533

Total liabilities and stockholders’ equity	$2,453,332	$2,417,427	$2,435,676

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirty-nine weeks ended October 30, 2016 and November 1, 2015

(Dollars in thousands)

	Year-to-Date
	2016	2015
Cash flows from operating activities
Net earnings	$160,760	$168,940
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	127,745	125,093
Loss on disposal/impairment of assets	1,852	3,558
Amortization of deferred lease incentives	(18,789)	(18,326)
Deferred income taxes	(14,461)	(13,526)
Tax benefit related to stock-based awards	23,571	29,603
Excess tax benefit related to stock-based awards	(4,817)	(14,283)
Stock-based compensation expense	37,975	36,182
Other	(647)	91
Changes in:
Accounts receivable	(17,400)	(21,875)
Merchandise inventories	(82,410)	(216,294)
Prepaid catalog expenses	3,591	(1,820)
Prepaid expenses and other assets	(29,205)	(20,909)
Accounts payable	(17,403)	(10,179)
Accrued salaries, benefits and other current and long-term liabilities	(507)	(13,494)
Customer deposits	(7,445)	32,016
Deferred rent and lease incentives	25,969	25,561
Income taxes payable	(65,915)	2,707

Net cash provided by operating activities	122,464	93,045

Cash flows from investing activities:
Purchases of property and equipment	(127,169)	(136,069)
Other	370	535

Net cash used in investing activities	(126,799)	(135,534)

Cash flows from financing activities:
Borrowings under revolving line of credit	125,000	200,000
Repurchase of common stock	(115,167)	(196,497)
Payment of dividends	(100,854)	(96,020)
Tax withholdings related to stock-based awards	(26,518)	(31,019)
Excess tax benefit related to stock-based awards	4,817	14,283
Net proceeds related to stock-based awards	1,532	2,647
Repayment of long-term obligations	-	(1,968)
Other	(48)	-

Net cash used in financing activities	(111,238)	(108,574)

Effect of exchange rates on cash and cash equivalents	(2,693)	400
Net decrease in cash and cash equivalents	(118,266)	(150,663)
Cash and cash equivalents at beginning of period	193,647	222,927

Cash and cash equivalents at end of period	$75,381	$72,264

Exhibit 1

3rd Quarter Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q3 16	Q3 15	Q3 16	Q3 15	Q3 16	Q3 15	Q3 16	Q3 15
Net Revenues	$648,743	$628,191	$596,642	$603,891	$-	$-	$1,245,385	$1,232,082
GAAP Operating Income/(Expense)	150,164	137,828	47,080	49,213	(87,265)	(76,358)	109,979	110,683
GAAP Operating Margin	23.1%	21.9%	7.9%	8.1%	(7.0%)	(6.2%)	8.8%	9.0%

Unusual Business Events (1)	-	-	-	-	1,185	-	1,185	-
Non-GAAP Operating Income/ (Expense) Excluding Unusual Business Events (2)	$150,164	$137,828	$47,080	$49,213	$(86,080)	$(76,358)	$111,164	$110,683
Non-GAAP Operating Margin (2)	23.1%	21.9%	7.9%	8.1%	(6.9%)	(6.2%)	8.9%	9.0%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 16 ACT	Q2 16 ACT	Q3 16 ACT	Q4 16 GUID	FY 16 GUID
2016 GAAP Diluted EPS	$0.44	$0.58	$0.78	$1.45 - $1.55	$3.25 - $3.35
Impact of Unusual Business Events (1)	$0.09	-	$0.01	-	$0.10
2016 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.53	$0.58	$0.79	$1.45 - $1.55	$3.35 - $3.45

	Q1 15 ACT	Q2 15 ACT	Q3 15 ACT	Q4 15 ACT	FY 15 ACT
2015 GAAP Diluted EPS	$0.48	$0.58	$0.77	$1.55	$3.37

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Jul. 31, 2016	Openings	Closings	Oct. 30, 2016	Nov. 1, 2015	Oct. 30, 2016	Nov. 1, 2015
Williams-Sonoma	241	1	(1)	241	243	6,600	6,600
Pottery Barn	201	1	-	202	200	13,800	13,700
Pottery Barn Kids	89	-	-	89	90	7,500	7,500
West Elm	89	10	(2)	97	84	13,300	13,400
Rejuvenation	6	-	-	6	6	9,300	9,000
Total	626	12	(3)	635	623	10,000	9,900

	Jul. 31, 2016	Oct. 30, 2016	Nov. 1, 2015
Total store selling square footage	3,894,000	3,966,000	3,839,000
Total store leased square footage	6,262,000	6,381,000	6,188,000

Notes:

(1)	Impact of Unusual Business Events – During Q1 16 and Q3 16, we incurred severance-related reorganization charges due to headcount reduction primarily in our corporate functions totaling approximately $14 million, or $0.10 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results and FY 16 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.